                                                                     Exhibit 5.1

                     [LETTERHEAD OF CONYERS DILL & PEARMAN]

16 June 2006

Primus Guaranty, Ltd.                          DIRECT LINE:   441 298 7882
Clarendon House                                E-MAIL:        ahsmith@cdp.bm
2 Church Street                                OUR REF:       .AHS/380555/179267
Hamilton HM11                                  YOUR REF:
Bermuda

Dear Sirs:

PRIMUS GUARANTY, LTD. (THE "COMPANY")

We have acted as special legal counsel in Bermuda to the Company in connection with a registration statement on form S-3 to be filed with the U.S. Securities and Exchange Commission (the "Commission") on or about 16 June 2006 (the
"Registration Statement", which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) relating to the shelf registration under the U.S.
Securities Act of 1933, as amended, (the "Securities Act") of common shares, par value US$0.08 each ("Common Shares"), preferred shares, par value US$0.01 each
("Preferred Shares" and, together with Common Shares, "Equity Securities", which term includes any common shares or preferred shares to be issued pursuant to the conversion, exchange or exercise of any other Securities), depositary shares representing fractions of Preferred Shares, debt securities ("Debt Securities"), warrants ("Warrants"), purchase contracts ("Purchase Contracts") and units consisting of any combination of the foregoing securities ("Units")
(collectively, the "Securities") and the common shares of certain selling shareholders.

For the purpose of giving this opinion, we have examined a copy of the
Registration Statement. We have also reviewed the memorandum of association and the bye-laws of the Company (together, the "Constitutional Documents"), each certified by the Secretary of the Company on 9 June 2006, copies of minutes of a meeting of the board of directors of the Company (the "Board") held on 1 and 2
February 2006 (the "Resolutions") and such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention, (c) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (d) that the resolutions contained in the
Resolutions were passed at one or more duly convened, constituted and quorate meetings and remain in full force and effect and have not been, and will not be, rescinded or amended, (e) that the Company will issue the Securities in furtherance of its objects

as set out in its memorandum of association, (f) that the Constitutional
Documents will not be amended in any manner that would affect the opinions set forth herein, (g) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (h) that the Company will have sufficient authorised capital to effect the issue of any of the Equity Securities at the time of issue, whether as a principal issue or on the conversion, exchange or exercise of any
Securities, (i) that the Company's shares will be listed on an appointed stock exchange, as defined in the Companies Act 1981, as amended (the "Companies
Act"), and the general permissions granted by the Bermuda Monetary Authority on
1 June 2005 will not have been revoked or amended at the time of issue of any
Securities, (j) that the form and terms of any and all Securities (including, without limitation, the designation, powers, preferences, rights, qualifications, limitations and restrictions of Preferred Shares) or, in the case of Warrants and Units, other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto, the issue and sale thereof by the Company, and the Company's incurrence and performance of its obligations thereunder or in respect thereof (including, without limitation, its obligations under any related agreement, indenture or supplement thereto) in accordance with the terms thereof will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda, (k) that all necessary corporate action will be taken to authorise and approve any issue of Securities (including, if
Preferred Shares are to be issued, all necessary corporate action to establish one or more series of Preferred Shares and fix the designation, powers, preferences, rights, qualifications, limitations and restrictions thereof), the terms of the offering thereof and related matters, and that the applicable definitive purchase, underwriting or similar agreement and, if Debt Securities are to be issued, the applicable indenture and any applicable supplements thereto, will be duly approved, executed and delivered by or on behalf of the
Company and all other parties thereto, (l) that the applicable purchase, underwriting or similar agreement, any Debt Securities, any indenture and any supplements thereto and any other agreement or other document relating to any
Security will be valid and binding in accordance with its terms pursuant to its governing law; (m) that the issue and sale of and payment for the Securities will be in accordance with the applicable purchase, underwriting or similar agreement duly approved by the Board, the Registration Statement (including the prospectus set forth therein and any applicable supplement thereto) and, if Debt
Securities are to be issued, the applicable indenture and any applicable supplements thereto, (n) that, upon the issue of any Equity Securities, the
Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof, (o) that the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act entitled "Prospectuses and Public Offers"; (p) the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issue of the Securities, and the due execution and delivery thereof by each party thereto, and (q) that none of the parties to the Documents carries on business from premises in Bermuda, at which it employs staff and pays salaries and other expenses.

The obligations of the Company in connection with any Security and any indenture or other agreement or document relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the

                                       -2-

time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, and (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages, (e) may not be given effect by a Bermuda court to the extent that they are to be performed in a jurisdiction outside Bermuda and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

"Non-assessability" is not a legal concept under Bermuda law, but when we describe Equity Securities herein as being "non-assessable" we mean, subject to any contrary provision in any agreement between the Company and any one of its members holding any of the Equity Securities (but only with respect to such member), that no further sums are payable with respect to the issue of such
Securities and no member shall be bound by an alteration in the Constitutional
Documents after the date upon which it became a member if and so far as the alteration requires such member to take or subscribe for additional Equity
Securities or in any way increases its liability to contribute to the share capital of, or otherwise pay money to, the Company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda. This opinion is issued solely for the purposes of the filing of the Registration Statement and the issue of the Securities by the Company as described in the Registration
Statement and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing we are of the opinion that:

1.   The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of
     Companies and thereby cease to exist under the laws of Bermuda).

2.   The Common Shares and Preferred Shares have been duly authorised for issue by the Company as contemplated by the Registration Statement and upon the issue of Common Shares or Preferred Shares and payment of the consideration therefor, such Common Shares or Preferred Shares will be validly issued, fully paid and non-assessable.

3.   The Debt Securities, Warrants, Purchase Contracts and Units have been duly authorised for issue by the Company as contemplated by the Registration
     Statement.

We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and to the reference to our firm under the caption "Legal
Matters" in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the

                                       -3-

Commission promulgated thereunder.

Yours faithfully

/s/ CONYERS DILL & PEARMAN
------------------------------------

                                       -4-